                         SOFTWARE DEVELOPMENT AGREEMENT

         This Software Development Agreement (this "AGREEMENT") is entered into as of ___________, 199__ between Software Technology International ("STI") and Innovative Information Group ("IIG").

                                    RECITALS

         A. Each party engages in research, development and consulting activities in the field of software engineering;

         B. STI has ongoing research, development and software engineering projects for which it would like STI to provide software consulting services (the "PROJECTS"; each a "PROJECT"), which are or shall be described in Exhibit A, as attached hereto and as amended by the parties from time to time.

                                   AGREEMENT

         The parties agree as follows:

         1. DEFINITIONS. As used herein:

         (a) The term "SOFTWARE" shall mean the results and products (interim and/or final) of the consulting services performed by STI, its employees or representatives, for IIG, whether pursuant to this Agreement or otherwise, whether tangible or intangible, including, without limitation, each and every invention, discovery, formula, trade secret, software program (including without limitation, object source code, flow charts, algorithms and related documentation), listing, routine, manual, specification, technique, product, concept, know-how, or similar property, whether or not patentable or copyrightable and whether or not embodied in any products, that are made, developed, perfected, designed, conceived or first reduced to practice by STI, either solely or jointly with others, in the course and scope of the consulting services performed under this Agreement or otherwise, including all of the above that has come into being prior to the date of this Agreement.

         (b) The term "CONFIDENTIAL INFORMATION" shall mean all information developed by or disclosed or made available to STI, its employees or representatives, whether in connection with this Agreement or prior to the date of this Agreement, which IIG protects against unrestricted disclosure to others and information which is developed by or for STI specifically for IIG under this Agreement, including all Proprietary Information.

         (c) The term "PROPRIETARY INFORMATION" shall refer to any and all information or material of a confidential, proprietary or secret nature which is or may be applicable to, or related in any way to: (i) the past, present or future business of IIG or of any corporation in control of IIG (a "PARENT") or any majority-owned subsidiary (a "SUBSIDIARY") of IIG; (ii) the research and development or investigations of IIG or any Parent or any Subsidiary; or (iii) the business of any client, supplier or customer of IIG or of any Parent or Subsidiary. Proprietary Information shall include, without limitation, trade secrets, processes, formulas, data, know-how, improvements, inventions and techniques relating to the Projects and information pertaining to customer lists, marketing plans and strategies, personnel directories and files and information concerning customers or vendors of IIG or any Parent or Subsidiary.

         2. ENGAGEMENT AND PERFORMANCE OF SERVICES.

         (a) ENGAGEMENT. IIG hereby engages STI to perform software engineering consulting services (the "SERVICES") in accordance with the terms and conditions of this Agreement. This Agreement will govern all services performed by STI for IIG, whether or not such services are Services as defined in this Agreement.

         (b) IDENTIFICATION OF PROJECTS AND SERVICES. EXHIBIT A contains a description of the Projects for which STI initially may perform Services under this Agreement. In addition, IIG may request specific consulting services from STI for individual tasks relative to these projects or for tasks which are not related to any specific project. IIG may also request that STI participate or undertake other Projects. Project work or specific consulting services will be done by providing STI with a detailed project specification and Project/Work Approval Form that has been signed by an authorized company representative. The Project/ Work Approval Forms and the list of those who are authorized to approve projects are set forth as Exhibit B (the "PROJECT/WORK APPROVAL FORM"). STI may accept or decline each additional Project or assignment at its discretion. Compensation for additional Projects shall be on the terms set forth in Section 3, unless the parties agree otherwise.

         (c) PERFORMANCE STANDARDS. STI shall perform the Services in accordance with the specifications and project timetables and under the direction of the IIG Project Manager. The IIG Project Manger will be responsible for assigning tasks for each Project and will be the ultimate evaluator of performance by a contract resource. Performance will be governed by the terms and conditions set forth in Exhibit C.

         (d) DELIVERY. STI or its designates will deliver all interim and final software products, including source code and other related materials developed under this Agreement (the "SOFTWARE"), by ensuring that all current and active project sources and materials are available from the Source Code Repository Site (Star Team) on no less than a weekly basis. When the Source Code Repository Site (Star Team) is not available, source code may also be delivered to IIG or its designees in a standard medium (disk, Zip Disk, CD, etc.).

         (e) ACCESS SECURITY. STI will comply with IIG's security procedures for control and management of source code or proprietary information and access to IIG's installation sites and computer equipment, as set forth in Exhibit D, but shall not be responsible for any delays resulting from delays in obtaining access.

         (f) SUBCONTRACTING. With IIG's consent, STI may subcontract all or part of the Services to be performed by STI for IIG, provided that all such subcontractors must agree to and abide by terms and conditions substantially similar to those contained in this Agreement. Further, STI shall require all such subcontractors to agree that all of the work they perform for STI shall be owned by IIG in accordance with the provisions of Section 6.

         3. PAYMENT.

         (a) COMPENSATION FOR SERVICES; PAYMENT. STI will be paid for the Services on an hourly-rate basis, as specified in Exhibit E and any Project/Work Approval Form. Hourly and other charges regarding a specific Project may be changed by agreement of the parties upon 30 days notice. STI will submit invoices for Services performed on a monthly basis, within 10 days of the end of each month. IIG will pay the amounts invoiced within 15 days of receipt of the invoice. In no event will IIG be obligated to pay STI for any Services not specifically identified in Exhibit A or a Project/Work Approval Form.

         (b) REIMBURSEMENT OF EXPENSES. IIG will not be obligated to pay to STI the amounts of any expenses incurred in connection with the Services or otherwise unless such expenses are approved by IIG in advance. STI shall report such agreed-upon expenses separately on an STI invoice to IIG.

         (c) PURCHASES OF HARDWARE AND SOFTWARE. IIG may request that STI purchase specific hardware or software necessary to perform the Services under this Agreement. The cost of such purchase will be agreed upon in advance by IIG and reported separately on an STI invoice to IIG. IIG will reimburse STI the agreed-upon cost of any such purchase.

         4. TERM AND TERMINATION. This Agreement will continue in effect until terminated by either party in writing; provided that such termination will be effective on the last day of the sixth full calendar month following the date on which the terminating party gives the other party written notice of its intent to terminate this Agreement. If termination is initiated by STI, STI will continue to perform the Services under this Agreement until the date of the effectiveness of the termination.

         5. WARRANTIES. STI warrants to IIG as follows:

         (a) STI will provide highly skilled programming staff which is experienced in programming for the Microsoft Windows operating systems and major Database Management systems using different programming languages, and possesses the additional expertise needed to perform the Services. STI acknowledges that IIG is relying upon the skill and expertise of STI for the performance of the Services.

         (b) The Software will be of original development by STI and will not infringe upon or violate any patent, copyright, trade secret or other property right of any third party. Third-party software will not be incorporated in the Software without IIG's prior written consent. If IIG so consents, it shall be IIG's responsibility to secure any necessary licenses for such third-party software.

         (c) STI will use its best efforts to make such additions, modifications or adjustments to the Software as may be necessary to correct in the shortest possible time any problems or defects in the Software or related documentation discovered by STI or reported to STI by IIG. This warranty shall be null and void in the event that IIG modifies any part of the Software without the prior approval of STI. STI disclaims any warranties of merchantability and fitness for a particular purpose.

         6. PROPERTY RIGHTS. All right, title and interest in and to the Software, and all products derived from the Software, shall at all times be and remain the sole and exclusive property of IIG. The Software and all products developed by or for STI for IIG or derived therefrom, in the past or under this Agreement, shall be deemed to be works made for hire. Any patents, trademarks, copyrights or other intellectual property rights that may arise in connection with any products developed by or for STI for IIG or derived therefrom, in the past or under this Agreement, and all of the Software, shall be in the name of, and, if necessary, will be assigned by or for STI and its employees and contractors to, IIG. IIG shall own all Proprietary Information related to all of the Projects, and all Proprietary Information created by or for STI for or on behalf of IIG prior to the effective date hereof.

         (a) STI agrees to disclose promptly to IIG any and all Software and Proprietary Information, whether or not patentable and whether or not reduced to practice, conceived or learned by STI, its employees, contractors and other agents, either alone or jointly with others, which relate in any manner to the past, present or anticipated business, work, research or investigations of STI on behalf of IIG or any Parent or Subsidiary.

         (b) STI further agrees to assist IIG in every way (at IIG's expense) to obtain and, from time to time, enforce patents on and other intellectual property rights in the Software in any and all countries. To that end, by way of illustration, but not limitation, STI shall cause its employees, contractors and other agents to testify in any suit or other proceeding involving any of the Software, execute all documents which IIG reasonably determines to be necessary or convenient for use in applying for and obtaining patents thereon and enforcing the same, and execute all necessary assignments thereof to IIG or persons designated by it. STI's obligation to assist IIG in obtaining and enforcing patents for the Software in any and all countries shall continue beyond the termination of this Agreement.

         (c) The parties acknowledge that all Software developed by or for STI in connection with each Project is being created at the instance of IIG, and further agree that such Software shall be deemed a work made for hire under the United States copyright laws and that IIG shall have the unlimited right to supervise and control STI and to direct STI as to all aspects of the creation of such software. IIG may alter such Software, add to it, or combine it with any other work or works, in its sole discretion. All original materials submitted by STI to IIG as part of the Software or as part of the process of creating the Software, including, but not limited to, source code, object code, listings, printouts, documentation, notes, flow charts and programming aides, shall be the property of IIG, whether or not IIG uses such material. No rights in any of the foregoing are reserved to STI. In the event that any such Software is determined by a court of competent jurisdiction not to be a work made for hire under the United States copyright laws, this Agreement shall operate as an irrevocable assignment of all original materials produced by STI for IIG under this Agreement and of all copyrights of every kind in such materials for the entire duration of the copyrights. No rights are reserved to STI under this assignment. The parties agree that this assignment and any acts of IIG undertaken for the purpose of securing, maintaining, or preserving the copyright in such software pursuant to this assignment, including recordation of this Agreement with the United States Copyright Office, are only precautionary and shall not be considered in determining the character of the software. STI further agrees to forebear from asserting all moral rights or comparable rights that STI may have in such materials, including without limitation, any right to prevent modification of the materials, any rights to receive attribution of authorship, or any right to control the materials.

         (d) STI agrees to keep and maintain adequate and current records of all Software and Proprietary Information made, conceived, developed or perfected relating to the Projects, and that such records shall be available to, and remain the sole property of, IIG at all times.

7.       PROTECTION OF CONFIDENTIAL INFORMATION.

         (a) CONFIDENTIALITY. STI agrees with respect to any Confidential Information developed by or disclosed to it hereunder:

                  (i) to use such Confidential Information only for the purposes contemplated by this Agreement;

                  (ii) to use the same methods and degree of care to prevent disclosure of such Confidential Information as it uses to prevent disclosure of its own proprietary and confidential information, including marking all confidential information in written or tangible form as "Confidential" and reducing all confidential oral communications to writing and so marking each such writing; and

                  (iii) to return any Confidential Information in tangible form to IIG at the request of IIG and to retain no copies or reproductions thereof.

         (b) LIMITATIONS. STI shall not be obligated to treat information as Confidential Information if such information:

                  (i) is or becomes public knowledge without the fault of STI; or

                  (ii) is or becomes rightfully available to STI without confidential restriction from, or pursuant to a distinct development contract with, a source not under IIG's control; or

                  (iii) is independently developed by STI without use of the Confidential Information developed by or disclosed to STI hereunder; provided, however, that the burden of proof of such independent development shall be upon STI; or

                  (iv) is disclosed pursuant to court or government action; provided, however, that STI gives IIG reasonable prior notice of disclosure pursuant to such court or government action.

         8. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

         9. NON-HIRE. Neither party, nor any of their successors and assignees, will hire or enter into any contract with an employee or agent of the other party without the prior consent of the other party. This provision will remain in effect for one (1) year after the cancellation date of this Agreement.

         10. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties' respective successors and assigns.

         11. MISCELLANEOUS PROVISIONS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California without regard to conflict of laws principles. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys' fees.

         (b) NOTICES. All notices under this Agreement shall be in writing and delivered personally or by facsimile, commercial overnight courier, or certified or registered mail, return receipt requested, to a party at its respective address set forth below:

                  IIG:
                      IIG
                      595 Market St., 6th Floor
                      San Francisco, California 94105


                  STI:
                      Innovative Information Group, Inc.
                      6481 Oneida Court,
                      Sun Valley, Nevada 89433-6654

         (c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges and supersedes all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         (d) SEVERABILITY. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

         (e) INDEPENDENT CONTRACTORS. The parties are independent contractors, and nothing in this Agreement shall be construed to create a joint venture or partnership.

         (f) FORCE MAJEURE. A party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of an act of God, fire, natural disaster, accident, act of government, shortage of equipment, materials or supplies beyond the reasonable control of such party, or any other cause beyond the reasonable control of that party (a "FORCE MAJEURE EVENT"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event.

         (g) COMPLIANCE WITH LAWS. Each party shall comply with all laws and regulations applicable to it.

         (h) DISPUTES AND REMEDIES. The parties agree to use their best efforts to resolve any dispute that may arise under the Agreement through good faith negotiations. No party shall commence any arbitration or litigation in relation to this Agreement unless it has first invited the chief executive or other responsible executive officer of the other party to meet with its own chief executive or other responsible executive officer for the purpose of endeavoring to resolve the dispute on mutually acceptable terms.

         Any dispute arising under the Agreement that cannot be settled by negotiation between the parties shall be submitted to arbitration under the rules of the [American Arbitration Association]. The decision of the arbitrator shall be final. The parties shall continue to perform their obligations under the Agreement as far as possible as if no dispute had arisen pending the final settlement of any matter referred to arbitration.

         Nothing in this clause shall preclude either party from taking steps to seek immediate equitable relief before any court of competent jurisdiction, if required.

         (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

                                 * * *

         IN WITNESS WHEREOF, the parties have executed and delivered this Software Development Agreement as of the date first set forth above.


INNOVATIVE INFORMATION GROUP, INC.         SOFTWARE TECHNOLOGY INTERNATIONAL



-------------------------------            ----------------------------
Steven H. Gerber                           Ivan Kraus Ko
President                                  Director
Date:                                      Date:
      -------------------------                   ----------------------

                                   EXHIBIT A

                                INITIAL PROJECTS

1. AIM ACCS - AIM CENTRAL COMMUNICATION SERVER - THIS SOFTWARE PROJECT WILL PROVIDE A MECHANISM TO MOVE DATA BETWEEN ANY NUMBER OF SITES USING AN INSURANCE DATA WORKFLOW MODEL. THE IIG PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

2. AIM QV - QUICKVIEW - THIS PRODUCT WILL BE A REPLACEMENT FOR MULTIDATA ACCESS. THIS PRODUCT WILL MOVE PENDING DATA, COMMISSION DATA, INFORCE DATA, POLICIES, ELECTRONIC APPLICATIONS AND OTHER INFORMATION, FROM A CREATING SITE (PRIMARILY INSURANCE CARRIER FOR ALL EXCEPT THE ELECTRONIC APPLICATION) TO ANY NUMBER OF OTHER SITES. THE MOVEMENT OF DATA WILL BE MANAGED AND CONTROLLED BY THE ACCS. WITHIN THIS PROJECT THERE WILL BE THREE FORMS OF THE QUICKVIEW SYSTEM. THESE ARE AGENCY QV, CARRIER QV AND WEB QV. THE IIG PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

3. AIM GA - GENERAL AGENCY SYSTEM - THE AIM GENERAL AGENCY SYSTEM WILL BE BUILT TO BE A REPLACEMENT FOR THE MULTIDATA AMS SYSTEM. THIS SYSTEM WILL RETAIN ALL THE FUNCTIONALITY OF THE AMS SYSTEM PLUS HAVE THE FEATURE ADVANTAGES OF BUILDING THIS SYSTEM IN THE WINDOWS OPERATING ENVIRONMENT. THE IIG PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

4. AIM ITS - INSURANCE TELE-INTERVIEW SYSTEM -AIM ITS WILL BE A UNIQUE SYSTEM THAT IS DESIGNED FOR CONDUCTING PART 1 AND PART 2 INSURANCE INTERVIEWS THOUGHT A TELEMARKETING SERVICE. THE IIG PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

5. AIM DMS - DIRECT MARKETING SYSTEM -AIM DMS IS A SYSTEM DESIGNED TO BE A PLATFORM FROM WHICH TO CONDUCT TELEPHONE BASED SALES AND MARKETING OF INSURANCE. THIS PRODUCT IS BASED ON EXISTING IIG DESIGNS. THE IIG PROJECT MANAGERS WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

6. GENERAL WORK - IN ADDITION TO THE PROJECTS DESCRIBED ABOVE, STI WILL ALSO BE REQUESTED TO PROVIDE ADDITIONAL PROGRAMMING AND CONSULTING SERVICES FOR THE CREATING OF UTILITIES AND OTHER PRODUCTS NECESSARY TO SUPPORT THE AIMSUITE OF SOFTWARE PROJECTS. IN EACH CASE, A IIG PROJECT MANAGER WILL PROVIDE THE CONSULTING PROGRAMMING STAFF ADDITIONAL PRODUCT DESCRIPTIONS AND ITEMS THAT WOULD COMPOSE A SPECIFICATION ON AN AS NEEDED BASIS.

                                   EXHIBIT B
                         PROJECT AND WORK APPROVAL FORM


------------------------------------------------------- -----------------------------------------------------
DATE:                                                   REQUESTOR:

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CHANGE REQUEST BY:                                      DEPARTMENT:

------------------------------------------------------- -----------------------------------------------------
-------------------------------------------------------------------------------------------------------------
PROJECT/TASK NAME:

-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
CHANGE IMPACT:

 LOW / /       NORMAL / /        HIGH / /

------------------------------------------------------- -----------------------------------------------------

DESCRIPTION OF PROJECT/WORK:

-------------------------------------------------------------------------------------------------------------
 PRODUCT / /   SYSTEM SOFTWARE / /   DATABASE / /   OTHER / /

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------

REASON FOR PROJECT/WORK:

-------------------------------------------------------------------------------------------------------------









-------------------------------------------------------------------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
EXPECTED START DATE:                                    EXPECTED COMPLETION DATE:

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------
NUMBER OF TOTAL STAFF REQUIRED:

------------------------------------------------------- -----------------------------------------------------

TYPE OF STAFF REQUIRED (TYPE/HOW MANY)

------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------
------------------------------------------------------- -----------------------------------------------------

------------------------------------------------------- -----------------------------------------------------

-------------------------------------------------------------------------------- ----------------------------
ACCOUNTING APPROVAL:                                                             DATE:

-------------------------------------------------------------------------------- ----------------------------

-------------------------------------------------------------------------------- ----------------------------
MANAGEMENT APPROVAL:                                                             DATE:

-------------------------------------------------------------------------------- ----------------------------


                                   EXHIBIT C

                        PERFORMANCE TERMS AND CONDITIONS

         By 10th day of each month, STI shall prepare and e-mail to IIG or its designee, the list of dedicated resources - managers, programmers, designers, technical writes and other specialists - available for IIG in the next three (3) months. The schedule of available specialists shall to be sent by STI for on-site support of installations and integration. By the 20th day of the month, IIG shall review and e-mail to STI the schedule with necessary corrections in quantity of resources and their assignments. If IIG does not provide any comments, the original STI's list will be deemed accepted.

         If IIG requires more resources than STI has proposed, IIG shall specify the skills of necessary specialists and STI shall use best efforts to find, hire and train them. [IIG guarantees the use of new hired specialists during at least six (6) months.]

         If IIG overestimates necessary resources and does not provide workload for them, STI will charge IIG for these resources as if they had been fully utilized.

         Both parties will use best efforts to resolve resource problem in shorter than the three (3) month notification term provided above in the case of urgent need.

         2) STI will provide on-site specialists based on the following conditions:

         - IIG will cover expenses on round-trip transportation to the USA, per-diems, visa fees and any reasonable expenses. These expenses will be invoiced separately.

         - STI will buy travel medical insurance for technical resources while these resources are traveling in the US on assignment for IIG or its assignees. Medical expenses during assignments in the US will be billed to IIG with supporting documentation, and IIG will pay up to $100 per month for medical insurance.

         - IIG will cover expenses for accommodations in the USA, transportation within the USA and telephone charges which are not to exceed an agreed upon amount.

         - IIG will provide accommodations, assuring that the residence is in a safe place as determined by reasonable standards, with a separate room for each specialist and access to an equipped kitchen whenever possible.

         - Should it be determined that the planned stay of any STI specialist be extended for business purposes, IIG will be responsible for reasonable additional expenses which may occur as a result of the extension.

         - IIG will provide one free day and rental car with insurance, if requested, one time per two (2) months for an on-site specialist who has a valid drivers license and is legally able to drive in the US. The on-site specialist will be responsible for gas and any other costs associated with the rental (except rent and insurance fees).

         - IIG in no event may make any direct payments to STI's representatives visiting the USA, except as specified above.

                                EXHIBIT D

                           SECURITY PROCEDURES

                                   EXHIBIT E

                             HOURLY RATES AND TERMS

         Hourly rates for STI's Specialists or services will be agreed to in separate agreements.

         1. STI will provide IIG with Resource Tracking Sheets that account for the tasks accomplished, hours worked, supervisor sign-off and project assignment for each technical resource prior to the acceptance of any invoicing by IIG.

         2. For the purposes of this contract, a working month is considered as 160 working hours. STI will not charge IIG for STI's specialists on vacation or sickness.

         3. Per Diems for STI's representatives staying in the USA are fifty ($50) US dollars per each calendar day including any travel days so long as those days are business related or travel to and from sites. No Per Diem will be paid for personal vacations taken while in the USA.

         4. IIG will provide either a phone call or an allotment in the amount of $100 per month which is to be used for each specialist personal phone calls. IIG assumes no other responsibility for personal phone charges and any amount spent over the allotted amount is the responsibility of the individual. Phone charges in excess of the allotted amount which are not directly paid by the individual but charged to IIG in any way, may be deducted from the amounts owed to the individual in per diem or deducted from the amounts owed to STI. Should such charges occur, prior notice will be given to STI and a separate invoice presented.


                                   3